Exhibit 23.1



               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries (formerly the Church & Tower Group) on Form S-4 of our report dated March 22, 1996, on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993.


/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.


Miami, Florida
August 2, 1996